Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13144) pertaining to the Employee’s stock option plan of Compugen Ltd. of our report dated March 31, 2008, with respect to the consolidated financial statements of Compugen Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2007.

March 31, 2008	KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global